UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2024, NioCorp Developments Ltd. ("NioCorp" or the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”), with YA II PN, Ltd. (“Yorkville”) and Lind Global Fund II LP (“Lind” and together with Yorkville, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement (the “Private Placement”), $8,000,000 aggregate principal amount of unsecured notes (the “Notes”). Pursuant to the terms of the Notes, subject to certain exceptions as described below, on the first day of each calendar month, beginning on June 1, 2024 (excluding August 2024) (the “Payment Date”), the Company will be required to repay a portion of the outstanding balance of all of the Notes, on a pro-rata basis, in an amount equal to the sum of (i) $1,400,000 of principal (or the outstanding principal if less than such amount) in the aggregate among all of the outstanding Notes, plus (ii) 8.0% of the principal amount being paid (the “Payment Premium”), and (iii) accrued and unpaid interest, if any, as of the Payment Date. The Company is required to make payments on each Payment Date until the entire outstanding principal is repaid, but will not have an obligation to make a payment on a Payment Date if the Equity Conditions (as defined below) are satisfied.

At the Closing, NioCorp also issued to the Purchasers, in proportion to the aggregate principal amount of Notes issued to each Purchaser, common share purchase warrants (the “Warrants”) to purchase up to 615,385 common shares (the “Warrant Shares”), without par value, of NioCorp (“Common Shares”), which is equal to 25% of the aggregate principal amount of Notes issued to the Purchasers divided by $3.25 (the “Exercise Price”), subject to any adjustment to give effect to any stock dividend, stock split or recapitalization.

The Private Placement closed on April 12, 2024 (the “Closing).

Pursuant to the Purchase Agreement, the Purchasers advanced an aggregate of $6,960,000 to NioCorp in consideration of the issuance by NioCorp to the Purchasers of $8,000,000 aggregate principal amount of Notes and the Warrants at the time of Closing

NioCorp intends to use the proceeds from the Private Placement for general working capital purposes, including for accounts payable, other payables and operating expenses, and to satisfy the fees and expenses incurred in connection with the Private Placement.

Subject to certain limitations, including those as described below, contained within the Notes, holders of the Notes will be entitled to convert the principal amount of, accrued and unpaid interest, if any, and any Payment Premium that has become due and payable on each Note, from time to time over their term, into a number of Common Shares equal to the quotient of the amount being converted divided by a fixed conversion price of $2.75 per Common Share (the “Fixed Conversion Price”) up to a maximum of 3,141,817 Common Shares (together with the Warrant Shares, the “Underlying Shares”). The terms of the Notes and the Warrants restrict the conversion of the Notes or exercise of the Warrants by a holder if such a conversion or exercise would cause such holder to exceed certain beneficial ownership thresholds in NioCorp.

The Notes are the unsecured obligations of NioCorp and will mature on December 31, 2024. The Notes will incur a simple interest rate obligation of 0.0% per annum (which will increase to 18.0% per annum upon the occurrence of an event of default). The outstanding principal amount of, accrued and unpaid interest, if any, on, and the Payment Premium, if any, on the Notes must be paid by NioCorp in cash when the same becomes due and payable under the terms of the Notes at their stated maturity, upon their redemption or otherwise.

As mentioned above, the Company is required to make payments on each Payment Date until the entire outstanding principal is repaid, but will not have an obligation to make a payment on a Payment Date if the Equity Conditions are satisfied. The “Equity Conditions” means (i) on each of the five consecutive trading days prior a Payment Date (the “Measuring Period”) the Underlying Shares Registration Statement (as defined below) is effective and available for the resale by the Purchasers of all Underlying Shares, (ii) the Company has no knowledge of any fact that would cause the Underlying Shares Registration Statement not to be effective and available for the resale of the Underlying Shares, (iii) on each day during the Measuring Period, the Common Shares are designated for quotation on The Nasdaq Stock Market (“Nasdaq”), or on such other market or exchange on which the Common Shares are then listed or traded to the extent such other market or exchange is the principal U.S. trading market for the Common Shares (the “Principal U.S. Market”), and have not been suspended from trading nor have delisting or suspension of trading been threatened or pending, (iv) during the Measuring Period, an event of default has not occurred, (v) on each trading day during the Measuring Period, the daily U.S. dollar volume-weighted average price (“VWAP”) for a Common Share on the Principal U.S. Market as reported by Bloomberg Financial Markets is greater than 120% of the Fixed Conversion Price, (vi) on each trading day during the Measuring Period the average daily volume traded exceeded $500,000, and (vii) there is no limitation on conversion under the terms of Notes. In addition, any Payment Date and the amount payable to the holder of a Note on any such Payment Date may be modified from time to time upon mutual written consent of the Company and such holder.

Pursuant to the terms of the Notes, to the extent a holder is a party to the Standby Equity Purchase Agreement, dated March 17, 2023, by and between the Company and Yorkville (the “SEPA”), for so long as any amount remains outstanding under such holder’s Note, the amount of cash received by the Company as payment from such holder in respect of an Advance (as defined in the SEPA) is subject to a right of offset, exercisable in such holder’s sole discretion, against an equal amount of principal, accrued and unpaid interest, if any, and other amounts that have become due and payable under the Note, not to exceed $1,512,000 in any calendar month.

The Notes may also be redeemed at NioCorp’s option at any time and from time to time over their term at a redemption price equal to the principal amount being redeemed, plus the Payment Premium, plus accrued and unpaid interest, if any, as of the redemption date.

The Notes contain events of default customary for instruments of their type (with customary grace periods, as applicable) and provide that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to NioCorp, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then any holder may declare all of its Notes to be due and payable immediately.

The Warrants will be exercisable, in whole or in part, but not in increments of less than $50,000 aggregate Exercise Price (unless the remaining aggregate Exercise Price is less than $50,000), at any time on or before the three-year anniversary of the date the Warrants were issued. Holders of the Warrants may exercise their Warrants, at their election, by paying the Exercise Price in cash or on a cashless exercise basis, if at any time there is no effective registration statement or prospectus available for the resale of the underlying Common Shares or an event of default under the Notes has occurred and is continuing.

The Warrants will be subject to adjustment for any stock dividend or other distribution, stock split, reverse stock split or recapitalization.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The Purchase Agreement also contains certain covenants that, among other things, limit NioCorp’s ability to use the proceeds from the Offering to repay related party debt or to enter into any variable rate transaction other than with Yorkville, subject to certain exceptions, and to distribute proceeds from the Offering to subsidiaries other than Elk Creek Resources Corporation ("ECRC") and 0896800 B.C. Ltd. (together with ECRC, the "Guarantors"), upon the entry by the Guarantors into a global guaranty agreement, dated as of April 11, 2024, among the Guarantors in favor of the Purchasers (the "Guaranty Agreement"). Pursuant to the Guaranty Agreement, the Guarantors guaranteed the full, prompt and unconditional payment when due (whether at maturity , by acceleration or otherwise), and the performance of all liabilities, agreements and other obligations of NioCorp to the Purchasers contained in the Notes, the Warrants and the Purchase Agreement, to the extent such liabilities, agreements and obligations are payable in cash.

On April 11, 2024, in connection with the Purchase Agreement, NioCorp and Yorkville also entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which NioCorp has agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Underlying Shares Registration Statement”) registering the resale by the Purchasers of the Underlying Shares under the Securities Act of 1933 (the “Securities Act”), as soon as practicable but no later than May 15, 2024, and to use its reasonable best efforts to have the Underlying Shares Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than the 60th calendar day following the filing date thereof. NioCorp further agreed to use its reasonable best efforts to cause the Underlying Shares Registration Statement to remain continuously effective for a period that will terminate upon the first date on which all of the Underlying Shares may be sold without restriction, including volume and manner-of-sale restrictions, pursuant to Rule 144 under the Securities Act or have been sold by Purchasers. NioCorp also granted to the Purchasers certain demand rights for underwritten shelf takedowns and piggyback registration rights with respect to the Underlying Shares.

The foregoing descriptions of the terms of the Notes, the Warrants, the Purchase Agreement, the Guaranty Agreement and the Registration Rights Agreement are subject to, and qualified in their entirety by, the text of the documents attached as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Notes, the Warrants and the Underlying Shares were offered and issued, or will be issued, on a private offering basis pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants each of the Purchasers made to the Company pursuant to the Purchase Agreement.

Item 8.01	Other Events.

On April 12, 2024, NioCorp issued a press release announcing the Closing of the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Unsecured Convertible Note (included in Exhibit 10.1)
4.2	Form of Common Stock Purchase Warrant (included in Exhibit 10.1)
10.1	Securities Purchase Agreement, dated as of April 11, 2024, by and between NioCorp Developments Ltd. and each of YA II PN, Ltd. and Lind Global Fund II LP
10.2	Global Guaranty Agreement, dated as of April 11, 2024, by Elk Creek Resources Corporation and 0896800 B.C. Ltd.
10.3	Registration Rights Agreement, dated as of April 11, 2024, by and between NioCorp Developments Ltd. and each of YA II PN, Ltd. and Lind Global Fund II LP
99.1	Press Release, dated April 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: April 12, 2024	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer